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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             Southern Energy, Inc.

                                   ARTICLE I

                                  Stockholders

         Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the President or a majority of the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

         Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

         Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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         Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the chairman of the meeting or the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4 of these bylaws until a quorum of such class shall be so present or represented.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

         The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

         Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them


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in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided in accordance with Section 211(e) or Section 212(c)(2), or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii), of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's, belief that such information is accurate and reliable.

         Section 1.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the certificate of incorporation or these bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these bylaws.


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         Section 1.9. Fixing Date for Determination of Stockholders of Record.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 1.10. Advance Notice of Stockholder Proposals.

                  (a)      Annual Meetings of Stockholders.

                           (1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an Annual Meeting of Stockholders made be made only (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section.

                           (2) For nominations or other proposals to be properly brought before an Annual Meeting of Stockholders by a stockholder pursuant to paragraph (a)(1) of this Section, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not


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         earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder's affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock; and (c) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the Corporation's stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of capital stock the Corporation which are owned of record or beneficially by each such person.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section
1.3 of these bylaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement


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of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice of a nomination as described above.

                  (c)      General.

                           (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

                           (2) For purposes of this Section, "Affiliate" in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term "Beneficially owns" (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this Section, (i) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (ii) nothing in this Section shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or (B) of the holders of any series of preferred stock to elect directors in accordance with the provision of an applicable preferred stock designation.

                           (d) This Section 1.10 may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.


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                                   ARTICLE II

                               Board of Directors

         Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the certificate of incorporation. Pursuant to, and as more specifically provided in, the certificate of incorporation, the Board of Directors shall be divided into three classes. Except as may be otherwise provided in the certificate of incorporation, the Board of Directors shall consist of not less than two nor more than twenty-one members, the number thereof to be determined from time to time by the Board. Directors need not be stockholders. No person shall be eligible for election or re-election as a director of the Corporation after his or her 70th birthday. In addition, each director shall be obligated to deliver to the Board of Directors, or a committee thereof if so designated by the Board, a letter of resignation from the Board of Directors (such resignation to be subject to acceptance by the Board or such committee) upon any change occurring in such director's principal business association prior to normal retirement. Upon receipt of a tender of resignation in accordance with the foregoing sentence, the Board of Directors or such committee shall determine whether such resignation shall be accepted.

         Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Effective upon and commencing as of the day following the day on which The Southern Company, a Delaware Corporation ("Southern"), and any company that is directly or indirectly controlled by Southern and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Southern, shall first cease to be the holder, in the aggregate, of at least 33 1/3% of the then outstanding common stock of the Corporation, no director may be removed except for cause. A vacancy occurring on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors, may only be filled by a majority of the remaining directors or by the sole remaining director in office. Any director elected or appointed to fill a vacancy shall hold office until the next election of the class of directors of the director which such director replaced, and until and his or her successor is elected and qualified or until his or her earlier death, resignation or removal.


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         Section 2.3. Regular Meetings. Regular meetings of the Board of
Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by a majority of the directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these bylaws shall require a vote of a greater number. If at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

         Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission or transmissions, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

         Section 2.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.


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                                  ARTICLE III

                                   Committees

         Section 3.1. Committees. A majority of the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these bylaws or (iii) removing or indemnifying or advancing expenses to directors.

         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these bylaws.

                                   ARTICLE IV

                                    Officers

         Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and Chief Executive Officer and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide.


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         Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless
otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

         Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers, authority and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                   ARTICLE V

                                     Stock

         Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to


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represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

         Section 6.4. Indemnification of-Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other


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

enterprise as a director or officer. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of or on behalf of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise," shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.


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

         Section 6.7. Amendment of Bylaws. Except to the extent provided in the Certificate of Incorporation, these bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them at a meeting duly called for that purpose. This by-law may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.


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